Exhibit 99.2
1 ECOLAB Fourth Quarter 2023 Supplemental

Cautionary statement Forward-Looking Information This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding macroeconomic conditions, delivered product costs, demand, inflation, and our financial and business performance and prospects, including sales, earnings, margins, pricing, productivity, new business, interest expense, pension expense and foreign currency translation. These statements are based on the current expectations of management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. In particular, the ultimate results of any restructuring initiative depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. Additional risks and uncertainties are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (“SEC”), and include the impact of economic factors such as the worldwide economy, interest rates, foreign currency risk, reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar, demand uncertainty, supply chain challenges and inflation; the vitality of the markets we serve; exposure to global economic, political and legal risks related to our international operations, including geopolitical instability and the escalation of armed conflicts; our ability to successfully execute organizational change and management transitions; information technology infrastructure failures or breaches in data security; difficulty in procuring raw materials or fluctuations in raw material costs; the occurrence of severe public health outbreaks not limited to COVID-19; our ability to acquire complementary businesses and to effectively integrate such businesses; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement, except as required by law. Non-GAAP Financial Information This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Very strong 4Q performance and 2024 outlook

Continued robust sales growth

- Reported sales +7%, organic sales +6%
- Volume trends improved as good new business gains offset soft macro end-market demand

Strong double-digit OI growth with significant OI margin expansion

- Reported OI +48%, organic OI +21%
- Reported OI margin 15.0%. Organic OI margin 16.0%, +200 bps reflecting robust gross margin expansion led by value-based pricing
- Increased confidence to reach 20% organic OI margin within the next few years

Reported EPS $1.41; Adjusted EPS $1.55, +22%

- Strong performance driven by continued robust pricing, volume growth, and moderately lower delivered product costs

Confident 2024 will be another strong year for Ecolab

- 2024 outlook: expect adjusted diluted EPS in the $6.10 to $6.50 range, +17% to +25% versus last year. This outlook assumes soft but stable macroeconomic demand and lower delivered product costs in the first half of the year
- 1Q outlook: expect adjusted diluted EPS in the $1.27 to $1.37 range, +44% to +56% versus last year
- Remain committed to our long-term financial objectives

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4Q overview ▪ Strong growth with reported sales +7% and organic sales +6% o Pricing +5%, reflected further value-based pricing on top of last year’s strong pricing o Volumes improved to +1% as new business overcame soft macroeconomic demand ▪ Strong organic growth led by the Institutional & Specialty segment o Industrial +3%, led by good growth in Water and Food & Beverage o Institutional & Specialty +12%, with both divisions growing double-digits o Healthcare & Life Sciences -1%, continued to show good sequential growth o Other +8%, driven by double-digit Pest Elimination sales growth ▪ Reported diluted EPS $1.41 ▪ Adjusted diluted EPS $1.55, +22% o Strong growth reflected continued robust pricing, volume growth, and moderately lower delivered product costs Sales EPS 4

Expect strong 1Q and 2024 performance 1Q 2024 ▪ Ecolab expects first quarter 2024 adjusted diluted earnings per share in the $1.27 to $1.37 range, rising 44% to 56% compared with adjusted diluted earnings per share of $0.88 a year ago. ▪ Ecolab expects full year 2024 adjusted diluted earnings per share in the $6.10 to $6.50 range, rising 17% to 25% compared with adjusted diluted earnings per share of $5.21 in 2023. This forecast assumes soft but stable macroeconomic demand and lower delivered product costs in the first half of the year as global inflation eases. Higher interest expense, pension expense and foreign currency translation are estimated to have a combined $0.05 per share unfavorable impact in 2024. ▪ Against this backdrop, Ecolab expects sales growth, driven by new business gains and continued value-based pricing, SG&A productivity through the year, and attractive operating income margin expansion. This strong performance is expected to result in quarterly adjusted diluted earnings per share growth that progressively normalizes towards the upper-end of Ecolab’s long-term 12-15% target as favorability from lower delivered product costs is only assumed in the first half of the year. 5

4Q 2023 sales growth detail Amounts in the tables above may reflect rounding. Organic excludes sales to ChampionX post-separation. 6 Fixed Rate Organic % Change % Change Global Industrial Consolidated Water 6% 5% Volume 1% Food & Beverage 4% 4% Pricing 5% Paper -5% -5% Subtotal 6% Total Global Industrial 3% 3% Acq./Div. 0% Fixed currency growth 6% Global Institutional & Specialty Currency impact 1% Institutional 12% 12% Total 7% Specialty 16% 11% Total Global Institutional & Specialty 13% 12% Global Healthcare & Life Sciences Healthcare 4% 4% Life Sciences -8% -8% Total Global Healthcare & Life Sciences -1% -1% Other Pest Elimination 11% 11% Textile Care 1% 1% Colloidal Technologies -3% -3% Total Other 8% 8% Total 6% 6% % Change

Global Industrial Segment

Sales +5%

Water



- Good sales growth driven by robust pricing and new business wins, which overcame comparisons to last year's very strong 13% growth.
  - Light Water: good sales growth led by continued very strong performance across data centers and microelectronics, and good growth in institutional.
  - Heavy Water: good growth reflecting strong gains in primary metals and solid growth in chemicals.
  - Downstream: strong sales growth driven by innovative water treatment programs that help our customers improve the sustainability of their operations.
  - Mining: good growth reflecting continued benefits from our strategic shift toward water management and productivity enhancing programs for high-value metals and fertilizers, more than offset comparisons to last year's very strong double-digit growth.
- The impact of increasing water demand, its growing quality and availability issues, and the resulting rising costs continue to be a critical issue for our customers, and one that Ecolab is uniquely positioned to help them solve. Our innovative chemistry solutions, digital technologies, and service expertise help our customers significantly reduce water consumption and meet their sustainability objectives.

Q1: Expect good sales growth led by new business wins and pricing which offsets comparisons to last year's very strong 14% growth.

Sales +4%

Food & Beverage



- Solid sales growth driven by continued pricing and improved new business which overcame comparisons to last year's very strong 17% growth.
- Growth was led by strong performance in dairy and solid growth in food, beverage & brewery, and animal health.
- Regionally, sales grew double-digits in Latin America. North America, Asia Pacific, and Europe delivered solid growth.
- We continue to benefit from our enterprise selling approach to customers, where we combine our industry-leading cleaning and sanitizing and water treatment capabilities to deliver significant customer value though improved product quality, food safety, water efficiency, and lower operating costs.

Q1: Anticipate solid sales growth as continued pricing and new business wins more than offset comparisons to last year's very strong 14% growth.

All sales figures are organic unless otherwise noted

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8 Sales -5% Paper Global Industrial Segment All sales figures are organic unless otherwise noted Q1: Expect modestly lower sales as pricing and new business wins are more than offset by soft customer production rates. ▪ As expected, moderately lower sales reflected new business wins that were more than offset by soft customer production rates and comparisons to last year’s strong 13% growth. ▪ Sales declined across graphics, board & packaging, and tissue & towel. ▪ Regionally, Latin America delivered strong growth and Asia Pacific grew modestly, but Europe and North America declined.

9 Global Institutional and Specialty Segment Sales +12% Institutional Sales +11% Specialty All sales figures are organic unless otherwise noted Q1: Expect robust sales driven by both pricing and new business wins. ▪ Strong sales growth, driven by robust pricing and new business wins. We continue to outperform rather stable end-market trends, benefiting from our innovative products and service expertise that help customers reduce costs and optimize their labor. o North America: double-digit sales growth driven by strong pricing and further new business wins. o Europe: solid growth driven by strong pricing and new business wins. o Latin America: strong growth benefiting from robust pricing. o Asia Pacific: double-digit growth, led by strong performance in China. ▪ We remain focused on capitalizing on our attractive growth opportunities, maximizing service effectiveness, and leveraging investments in digital technology to further improve productivity. We expect these enhancements, along with our innovative chemistry and digital programs which save customers time and money, will support further strong new business gains across both new and existing customers. Q1: Expect strong sales growth benefitting new business wins and further pricing. ▪ Continued robust sales growth driven by strong growth in quick service and good gains in food retail. o Quick Service: very strong sales growth driven by strong new business momentum and continued robust pricing. Strong new business wins continue to benefit from our ongoing product and program innovation that delivers leading food safety outcomes, labor optimization and lower total operating costs. o Food Retail: continued good sales growth reflected strong pricing and improved new business wins. As a trusted global partner for food retailers, we continue to expand our competitive differentiation by helping customers improve their customer experience, protect their brands, and optimize their operations.

10 Global Healthcare & Life Sciences Segment Sales +4% Healthcare Sales -8% Life Sciences All sales figures are organic unless otherwise noted Q1: Expect stable sales reflecting comparisons to strong pricing last year. ▪ Healthcare delivered solid sales growth, reflecting good pricing and improved new business gains across both North America and Europe. ▪ We continue to make good progress in the transformation of our healthcare business, as we leverage the early benefits of separating our North America operations into two focused divisions: infection prevention and surgical. This separation is yielding increased focus and growth by expanding our customer reach while also further improving our productivity, in both businesses. ▪ Our new business efforts are focused on attractive long-term growth opportunities in infection prevention and instrument reprocessing areas, while also leveraging the recovery in surgical. Our leading product lines, ongoing innovation, and digital technologies make us uniquely positioned to help improve patient outcomes while also increasing operational efficiencies for our customers. ▪ Sequentially, Life Science sales showed good growth. As expected, sales compared to last year were lower reflecting the comparisons to last year’s very strong 18% growth. Underlying performance remained stable as new business wins and pricing offset continued soft near-term industry demand. ▪ The long-term growth opportunities for the Life Sciences industry are very attractive. We continue to invest and innovate to further expand our global capabilities and technical expertise across environmental hygiene and purification technologies to capitalize on this long-term growth opportunity. Q1: Expect stable sales as new business wins and further pricing are offset by continued soft near-term industry demand.

11 Other Segments Sales +11% Pest Elimination All sales figures are organic unless otherwise noted ▪ Strong sales growth led by double-digit gains in food & beverage, restaurants, and food retail. o Growth benefited from robust new business wins and continued pricing, driven by our high service levels, innovation, and circle the customer enterprise selling strategy. ▪ Regionally, North America delivered double-digit growth, while Latin America, Europe, and China showed strong growth. Q1: Expect continued strong growth, benefiting from new customer wins as we leverage our ongoing innovation and enhanced digital offerings to further extend our competitive advantages.

Segment operating income performance

($ millions – fixed currency, unaudited)

Global Industrial	4Q 2023	4Q 2022	Change
Operating income	**$322.2**	$272.5	18%
Operating income margin	***17.2%***	*15.1%*	210 bps
Organic operating income	**$322.4**	$272.5	18%
Organic operating income margin	***17.3%***	*15.1%*	220 bps

- Organic operating income increased 18% as continued pricing and lower delivered product costs overcame investments in the business and softer volume.
- Organic operating income margin expanded 220 bps versus last year.

Global Institutional & Specialty	4Q 2023	4Q 2022	Change
Operating income	**$238.7**	$169.3	41%
Operating income margin	***18.5%***	*14.9%*	360 bps
Organic operating income	**$239.0**	$169.3	41%
Organic operating income margin	***18.8%***	*14.9%*	390 bps

- Organic operating income increased 41% as strong pricing, good volume growth and lower delivered product costs more than offset investments in the business including incentive compensation.
- Organic operating income margin expanded 390 bps versus last year.

Global Healthcare & Life Sciences	4Q 2023	4Q 2022	Change
Operating income	**$48.3**	$64.2	(25%)
Operating income margin	***11.8%***	*15.5%*	-370 bps
Organic operating income	**$48.3**	$64.2	(25%)
Organic operating income margin	***11.8%***	*15.5%*	-370 bps

- Organic operating income decreased 25% as further pricing was more than offset by targeted investments in the business and higher supply chain costs.
- Sequentially, organic operating income continued to improve.

Other Segment	4Q 2023	4Q 2022	Change
Operating income	**$68.6**	$57.9	18%
Operating income margin	***18.5%***	*16.9%*	160 bps
Organic operating income	**$68.6**	$57.9	18%
Organic operating income margin	***18.5%***	*16.9%*	160 bps

- Organic operating income increased 18% as continued pricing and lower delivered product costs more than offset investments in the business.
- Organic operating income margin expanded 160 bps versus last year.

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Consolidated margin performance ▪ Gross margin expanded significantly, reflecting strong pricing and moderately lower delivered product costs. ▪ Sales leverage and cost savings were offset by investments in the business including incentive compensation. ▪ Operating margin expanded as robust pricing and moderately lower delivered product costs more than offset investments in the business including incentive compensation. Gross Margin SG&A Operating Margin 13 $ millions, unaudited 4Q 2023 4Q 2022 Change Gross profit $1,654.0 $1,416.3 17% Gross margin 42.0% 38.6% 340 bps Adjusted gross profit $1,659.3 $1,424.5 16% Adjusted gross margin 42.1% 38.8% 330 bps SG&A $1,034.8 $922.1 12% % of Sales 26.3% 25.1% 120 bps Reported operating income $590.0 $399.2 48% Reported operating income margin 15.0% 10.9% 410 bps Adj. fixed currency operating income $629.1 $517.2 22% Adj. fixed currency operating income margin 15.9% 13.9% 200 bps Organic operating income $628.0 $517.2 21% Organic operating income margin 16.0% 14.0% 200 bps

4Q 2023 balance sheet / cash flow * EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as the sum of net income including non-controlling interest, provision for income taxes, net interest expense, depreciation and amortization, and adjusted EBITDA further adds special (gains) and charges impacting EBITDA. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations. 14 Summary Balance Sheet (millions, unaudited) 2023 2022 (millions, unaudited) 2023 2022 Cash and cash eq. $919.5 $598.6 Short-term debt $630.4 $505.1 Accounts receivable, net 2,834.2 2,698.1 Accounts payable 1,566.3 1,728.2 Inventories 1,497.2 1,792.8 Other current liabilities 2,149.1 1,977.1 Other current assets 393.2 404.7 Long-term debt 7,551.4 8,075.3 PP&E, net 3,474.6 3,293.4 Pension/Postretirement 651.7 670.3 Goodwill and intangibles 11,641.7 11,693.4 Other liabilities 1,225.5 1,249.7 Other assets 1,086.2 983.3 Total equity 8,072.2 7,258.6 Total assets $21,846.6 $21,464.3 Total liab. and equity $21,846.6 $21,464.3 Selected Cash Flow items (millions, unaudited) 2023 2022 (unaudited) 2023 2022 Cash from op. activities $2,411.8 $1,788.4 Total Debt/Total Capital 50.3% 54.2% Depreciation 616.7 618.5 Net Debt/Total Capital 47.4% 52.4% Amortization 306.9 320.2 Net Debt/EBITDA(*) 2.4 3.2 Capital expenditures 774.8 712.8 Net Debt/Adjusted EBITDA(*) 2.3 2.9 December 31 December 31 Twelve Months Ended Selected Balance Sheet measures December 31 December 31

Non-GAAP financial measures 15 (millions, except percent and per share) Net sales Reported GAAP net sales $3,938.4 $3,671.2 $15,320.2 $14,187.8 Effect of foreign currency translation 17.0 60.0 (44.8) (94.4) Non-GAAP fixed currency sales 3,955.4 3,731.2 15,275.4 14,093.4 Effect of acquisitions and divestitures (34.3) (27.6) (113.4) (123.7) Non-GAAP organic sales $3,921.1 $3,703.6 $15,162.0 $13,969.7 Cost of sales Reported GAAP cost of sales $2,284.4 $2,254.9 $9,154.9 $8,831.0 Special (gains) and charges 5.3 8.2 22.5 69.9 Non-GAAP adjusted cost of sales $2,279.1 $2,246.7 $9,132.4 $8,761.1 Gross profit Reported GAAP gross profit $1,654.0 $1,416.3 $6,165.3 $5,356.8 Special (gains) and charges 5.3 8.2 22.5 69.9 Non-GAAP adjusted gross profit $1,659.3 $1,424.5 $6,187.8 $5,426.7 Gross margin Reported GAAP gross margin 42.0% 38.6% 40.2% 37.8 % Non-GAAP adjusted gross margin 42.1% 38.8% 40.4% 38.2 % Fourth Quarter Ended Tw elve Months Ended December 31 December 31 2023 2022 2023 2022

Non-GAAP financial measures 16 (millions, except percent and per share) Operating income Reported GAAP operating income $590.0 $399.2 $1,992.3 $1,562.5 Special (gains) and charges at public currency rates 34.5 103.2 133.9 210.4 Non-GAAP adjusted operating income 624.5 502.4 2,126.2 1,772.9 Effect of foreign currency translation 4.6 14.8 (5.8) (13.1) Non-GAAP adjusted fixed currency operating income 629.1 517.2 2,120.4 1,759.8 Effect of acquisitions and divestitures (1.1) - (2.9) (0.4) Non-GAAP organic operating income $628.0 $517.2 $2,117.5 $1,759.4 Operating income margin Reported GAAP operating income margin 15.0% 10.9% 13.0% 11.0 % Non-GAAP adjusted fixed currency operating income margin 15.9% 13.9% 13.9% 12.5 % Non-GAAP organic operating income margin 16.0% 14.0% 14.0% 12.6 % Other (income) expense Reported GAAP other (income) expense ($17.9) $8.1 ($59.9) ($24.5) Special (gains) and charges - 25.8 - 50.6 Non-GAAP adjusted other (income) expense ($17.9) ($17.7) ($59.9) ($75.1) Net Income attributable to Ecolab Reported GAAP net income attributable to Ecolab $405.2 $264.4 $1,372.3 $1,091.7 Special (gains) and charges, after tax 30.6 101.5 109.2 207.3 Discrete tax net expense (benefit) 8.9 (2.3) 11.2 (11.8) Non-GAAP adjusted net income attributable to Ecolab $444.7 $363.6 $1,492.7 $1,287.2 Tw elve Months Ended December 31 December 31 2023 2022 Fourth Quarter Ended 2023 2022

Non-GAAP financial measures 17 (millions, except percent and per share) Diluted EPS attributable to Ecolab Reported GAAP diluted EPS $1.41 $0.93 $4.79 $3.81 Special (gains) and charges, after tax 0.11 0.35 0.38 0.72 Discrete tax net expense (benefit) 0.03 (0.01) 0.04 (0.04) Non-GAAP adjusted diluted EPS $1.55 $1.27 $5.21 $4.49 Provision for Income Taxes Reported GAAP tax rate 23.6% 16.2% 20.6% 17.5 % Special gains and charges (0.8) 1.5 (0.1) 0.5 Discrete tax items (1.5) 0.5 (0.6) 0.7 Non-GAAP adjusted tax rate 21.3% 18.2% 19.9% 18.7% 2023 2022 2023 2022 Fourth Quarter Ended Tw elve Months Ended December 31 December 31

Non-GAAP financial measures 18 EBITDA (trailing tw elve months ended) Net income including non-controlling interest $1,393.0 $1,108.9 Provision for income taxes 362.5 234.5 Interest expense, net 296.7 243.6 Depreciation 616.7 618.5 Amortization 306.9 320.2 EBITDA $2,975.8 $2,525.7 Special (gains) and charges impacting EBITDA 133.9 261.0 Adjusted EBITDA $3,109.7 $2,786.7 Fourth Quarter Ended December 31 2023 2022

Non-GAAP financial measures

	Fourth Quarter Ended December 31					
	2023			2022		
(millions)	Fixed Currency	Impact of Acquisitions and Divestitures	Organic	Fixed Currency	Impact of Acquisitions and Divestitures	Organic
Net Sales						
Global Industrial	**$1,871.3**	**($4.5)**	**$1,866.8**	$1,808.2	$ -	$1,808.2
Global Institutional & Specialty	**1,290.1**	**(16.0)**	**1,274.1**	1,139.1	-	1,139.1
Global Healthcare & Life Sciences	**410.1**	**-**	**410.1**	413.1	-	413.1
Other	**370.1**	**-**	**370.1**	343.2	-	343.2
Corporate	**13.8**	**(13.8)**	**-**	27.6	(27.6)	0.0
Subtotal at fixed currency rates	**3,955.4**	**(34.3)**	**3,921.1**	3,731.2	(27.6)	3,703.6
Currency impact	**(17.0)**			(60.0)		
Consolidated reported GAAP net sales	**$3,938.4**			$3,671.2		
Operating Income (loss)						
Global Industrial	**$322.2**	**$0.2**	**$322.4**	$272.5	$ -	$272.5
Global Institutional & Specialty	**238.7**	**0.3**	**239.0**	169.3	-	169.3
Global Healthcare & Life Sciences	**48.3**	**-**	**48.3**	64.2	-	64.2
Other	**68.6**	**-**	**68.6**	57.9	-	57.9
Corporate	**(48.7)**	**(1.6)**	**(50.3)**	(46.7)	-	(46.7)
Subtotal at fixed currency rates	**629.1**	**(1.1)**	**628.0**	517.2	-	517.2
Special (gains) and charges at fixed currency rates	**34.6**			104.7		
Reported OI at fixed currency rates	**594.5**			412.5		
Currency impact	**(4.5)**			(13.3)		
Consolidated reported GAAP operating income	**$590.0**			$399.2		

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Non-GAAP financial information 20 Non-GAAP Financial Information: This communication and certain of the accompanying tables include financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures include: • fixed currency sales • organic sales, formerly known as acquisition adjusted fixed currency sales • adjusted cost of sales • adjusted gross profit • adjusted gross margin • fixed currency operating income • adjusted operating income • adjusted fixed currency operating income • adjusted fixed currency operating income margin • organic operating income, formerly known as acquisition adjusted fixed currency operating income • organic operating income margin, formerly known as acquisition adjusted fixed currency operating income margin • adjusted tax rate • adjusted net income attributable to Ecolab • adjusted diluted earnings per share • EBITDA • Adjusted EBITDA We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Non-GAAP financial information (cont.) 21 Non-GAAP Financial Information (Continued): Our non-GAAP financial measures for adjusted cost of sales, adjusted gross margin, adjusted gross profit and adjusted operating income exclude the impact of special (gains) and charges and our non-GAAP financial measures for adjusted tax rate, adjusted net income attributable to Ecolab and adjusted diluted earnings per share further exclude the impact of discrete tax items. We include items within special (gains) and charges and discrete tax items that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results. After tax special (gains) and charges are derived by applying the applicable local jurisdictional tax rate to the corresponding pre-tax special (gains) and charges. EBITDA is defined as the sum of net income including non-controlling interest, provision for income taxes, net interest expense, depreciation and amortization, and adjusted EBITDA further adds special (gains) and charges impacting EBITDA. EBITDA and adjusted EBITDA are used in our net debt to EBITDA and net debt to adjusted EBITDA ratios, which we view as important indicators of the operational and financial health of our organization. We evaluate the performance of our international operations based on fixed currency rates of foreign exchange, which eliminate the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2023. We also provide our segment results based on public currency rates for informational purposes. Our reportable segments do not include the impact of intangible asset amortization from the Nalco and Purolite transactions or the impact of special (gains) and charges as these are not allocated to the Company’s reportable segments. Our non-GAAP financial measures for organic sales, organic operating income and organic operating income margin are at fixed currency and exclude the impact of special (gains) and charges, the results of our acquired businesses from the first twelve months post acquisition and the results of divested businesses from the twelve months prior to divestiture. In addition, as part of the separation, we also entered into a Master Cross Supply and Product Transfer agreement with ChampionX to provide, receive or transfer certain products for a period up to 36 months and for a small set of products with limited suppliers over the next few years. Sales of product to ChampionX under this agreement are recorded in product and equipment sales in the Corporate segment along with the related cost of sales. These transactions are removed from the consolidated results as part of the calculation of the impact of acquisitions and divestitures. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in this news release. Reconciliations of our non-GAAP measures are included in the following “Non-GAAP Financial Measures” tables of this communication. We do not provide reconciliations for non-GAAP estimates on a forward-looking basis (including those contained in this news release) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of various items that have not yet occurred, are out of our control and/or cannot be reasonably predicted, and that would impact reported earnings per share and the reported tax rate, the most directly comparable forward-looking GAAP financial measures to adjusted earnings per share and the adjusted tax rate. For the same reasons, we are unable to address the probable significance of the unavailable information.